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CUSIP No. 4569108


                                    Exhibit 7

                          Pledge and Security Agreement

This Security Agreement made this 23rd day of February, 1998 by and between NORTHEAST HAMPTON HOLDINGS, LLC, hereinafter called "Debtor" and COTTER C. CONWAY, CAROLYN C. CONWAY, THE SIBLEY FAMILY TRUST AND CARLE C. CONWAY AND THE CARLE AND ANN CONWAY FAMILY TRUST, hereinafter called "Secured Parties."

Whereas, under the terms of a certain Note and Stock Purchase Agreement ("Agreement") dated the 23rd day of February, 1998 the Debtor has agreed to purchase all the Stock and Notes of Infinite Machines, Inc. ("Company") owned and to be acquired by the Secured Parties and whereas Debtor has issued his term notes ("Term Notes"), as part of the consideration therefore, and the Guarantor has executed a Guarantee ("Guarantee") and Debtor and Secured Parties have executed an Escrow Agreement ("Escrow Agreement"), collectively the "Closing Documents."

Now therefore in order to secure payment under the Term Notes and the performance by the Debtor of the terms and conditions of said Closing Documents, the parties agree as follows:

I.  CREATION OF SECURITY INTEREST
The Debtor hereby grants to the Secured Parties a security interest in the property described in Section II hereof and any additions thereto as may be required by the terms and conditions set forth in this Agreement and the Closing Documents.

II.  PROPERTY
The property subject to the security interest ("Collateral") is as follows: A. Twenty-five (25) Notes with a total face value of $900,605 and 1,978,933 Shares of the Common Stock of Infinite Machines, Inc. acquired by the Debtor pursuant to the Agreement and any stock splits, stock dividends, exchanges, conversions or other actions affecting said shares or Notes to the effect that the value of the collateral shall at all times after January 2, 1999 be at least 120% of the principal owed on the Term Notes. B. Such other property, as by the Secured Parties shall be deemed sufficient, in the event either the number of shares or the fair market value thereof is reduced below the requirements of Section II(A) hereof.

III.  SECURED OBLIGATION
This Agreement is given to secure (1) payment of the principal and interest now or hereafter owed by the Debtor to the Secured Parties as evidenced by the Term Notes (2) performance by the Debtor of all the covenants, terms and conditions of the Term Notes and the Closing Documents (3) performance by the Debtor of all the covenants, terms and conditions hereof.


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CUSIP No. 4569108



IV.  WARRANTIES AND COVENANTS OF DEBTOR

4.1 AUTHORITY. The execution, delivery, and performance of this Agreement are within the authority of the Debtor and are not contrary to any law, indenture, agreement, undertaking, court order, judgment or any other obligation to which the Debtor is bound.

4.2 OWNERSHIP OF COLLATERAL. a. The Debtor is the sole owner of the Collateral and will defend the collateral against any claims and demands of other entities claiming any interest therein.

4.3 SALE OF COLLATERAL PROHIBITED. Except upon the explicit written consent of the Secured Parties, the Debtor shall not sell, transfer, encumber, hypothecate or otherwise dispose of any interest in the Collateral and if such consent is given, Debtor shall fully and expeditiously comply with the terms and conditions of paragraph 4.4 hereof.

4.4 REPLACEMENT COLLATERAL. In the event Debtor requests and the Secured Parties gives his written consent to the sale or other disposition of the Collateral, Debtor shall, prior to said sale or disposition, deposit with the Escrow Agent additional Collateral, specifically subject to this Agreement, so as to fully comply with the provisions of Section I and Section II hereof.

V.  PLEDGE
To secure all amounts due now or later from the Debtor to the Secured Parties, Debtor hereby pledges to Secured Party a security interest in the Collateral subject to the following:

5.1 POSSESSION. The Debtor, contemporaneous with this Agreement, shall deliver to the Escrow Agent certificates representing all shares acquired by him pursuant to the Note and Stock Purchase Agreement together with a properly executed Stock Power covering said certificates in sufficient form to allow the transfer of such shares on the books of the Company and the Notes, together with an assignment thereof to the Secured Parties. Such Stock and Notes shall be held by the Escrow Agent pursuant to the terms and conditions of this Agreement, the Note, the Escrow Agreement and Guarantee.

5.2 VOTING AND OTHER RIGHTS. Debtor shall have all voting rights and such other rights as are part of the ownership of the Stock including the right to receive cash dividends and interest on the Notes, so long as no default has occurred.

VI.  EVENTS OF DEFAULT
The Debtor shall be in default under this Agreement upon the occurrence of any of the following events:

6.1 Debtor is in material default under the terms of any of the Term Notes. A default on any one of such Term Notes shall for all purposes be deemed a default on all such Notes.


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6.2 Failure of the Debtor or the Guarantor to comply with any material term, obligation, covenant, or condition contained in this Agreement or the Closing Documents.

6.3 The filing of any petition in bankruptcy by or against the Debtor or Guarantor or other action by or against the Debtor or Guarantor including actions, proceedings, liens, judgments, assessments or any other action or proceeding in or by which the Collateral is or may be levied upon, or otherwise withheld from the Secured Party which remains undischarged for a period of 30 days.

6.4 Any event that results in the acceleration of the maturing of any indebtedness of the Debtor or Guarantor in the outstanding principal amount of $500,000 or more under any indenture, agreement or undertaking.

6.5 Any levy, seizure, attachment, lien, or encumbrance of or upon the Collateral that is not discharged by the Debtor or Guarantor within 30 days or the sale, transfer or disposition of any interest in the Collateral, without the written consent of the Secured Party pursuant to Section 4.4 hereof.

VII. RIGHTS OF SECURED PARTY

7.1 DELIVERY OF COLLATERAL IN ESCROW. Upon default or at any time prior thereto when the Secured Parties reasonably feel insecure, Secured Parties may require the Escrow Agent to deliver to Secured Parties all the Collateral described in
Section IIA and IIB hereof pursuant to the procedure set forth in the Escrow Agreement and thereafter the Secured Parties shall be the owner of the Collateral and may vote or otherwise exercise all the rights of ownership in any of the Stock, Notes or other collateral and may sell the same at public or private sale and shall have the right to enforce the Guarantee but in no event shall the Secured Parties be entitled to receive any amount over and above the amount of principal and interest due on the Term Notes plus expenses as set forth in the Note and Stock Purchase Agreement at Section 6A.

7.2 ACCELERATION. Upon an event of default under the Term Notes or at any time thereafter, any one of the Secured Parties may declare the entire amount of secured hereby immediately due and payable and shall have all the rights of a Secured Creditor under the Uniform Commercial Code at law or in equity or otherwise or may resort to any other legal remedy to enforce its rights hereunder or pursuant to any of its rights under the Closing Documents.

VIII.  NOTICES
All notices required to be sent pursuant to this Agreement shall be sent by certified mail, return receipt requested or by courier, if such courier requires and returns to sender a signed receipt of the recipient:

                                        If to the Debtor:
                                        Northeast Hampton Holdings, LLC
                                        1895 Mount Hope Avenue
                                        Rochester, New York 14620-4596



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CUSIP No. 4569108



                                                  with copy to:
                                                  James M. Jenkins, Esq.
                                                  Harter, Secrest and Emery LLP
                                                  700 Midtown Tower
                                                  Rochester, New York

                                                  If to the Secured Parties:
                                                  Carle C. Conway
                                                  P.O. Box 8238
                                                  Incline Village, Nevada  89452

                                                  with copy to:
                                                  Paul S. Boylan, Esq.
                                                  Boylan, Morton & Whiting, LLP
                                                  P.O. Box 307
                                                  45 West Main Street
                                                  LeRoy, New York  14482-0307

IX.  GENERAL

9.1 Secured Parties shall not be deemed to have waived any rights under this agreement or any other writing signed by Debtor unless such waiver be in writing and signed by Secured Parties. No delay or omission on the part of any Secured Parties shall operate as a waiver of such right or any other right. A waiver by any party of a breach of a provision of this agreement shall not constitute a waiver or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. Election by Secured Parties to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform


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an obligation of Debtor under this security agreement after failure of Debtor to perform shall not affect Secured Parties' right to declare a default and exercise its remedies under section 7.

9.2 All Secured Parties' rights and remedies, whether evidenced in this agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently.

9.3 Any demand upon or notice to Debtor that Secured Parties may give shall be effective when deposited as registered or certified mail directed to Debtor's address stated in this agreement. Either party may change the address for notices by written notice to the other party.

9.4 This agreement, all rights and liabilities under this agreement, all obligations secured under this agreement, and all Collateral shall inure to the benefit of the Secured Parties and their executors, administrators, personal representatives, trustees, beneficiaries, successors and assigns, and shall be binding upon Debtor and its successors and assigns. Whenever there is no outstanding obligation on the part of Debtor and no commitment on the part of Secured Parties under any agreement that might give rise to an obligation, Debtor may terminate this Agreement upon written


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CUSIP No. 4569108


notice to Secured Parties. Prior to such termination, this shall be a continuing agreement in every respect.

9.5 Debtor shall pay the Secured Parties pursuant to the terms and conditions of the Term Notes.

9.6 Secured Parties, at any time and at its option without further authorization from Debtor, may file copies of this agreement as a financing statement.

9.7 Should any one or more provisions of this agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

X.  APPLICABLE LAW
This security agreement has been executed and delivered to Secured Parties in the State of New York, and all transactions herein contemplated are to be consummated in the State of New York. Except for filing requirements, Debtor agrees that the law of the State of New York shall be applicable for the purpose of construing this instrument, determining the validity of this agreement, and, to the fullest extent permitted by applicable law of any state in which any of the Collateral is located, the rights and remedies of Secured Party in the event of default under this agreement.

                                Debtor
                                Northeast Hampton Holdings, LLC

                               By:  /s/ James A. Villa
                                  -------------------------
                                  James A. Villa